Exhibit 10.14

INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT, dated as of [DATE], by and between Presidio, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and the undersigned (the “Indemnitee”).

WHEREAS, in consideration of Indemnitee’s service to the Company, the parties by this Agreement desire to set forth their agreement regarding indemnification of, and advancement of expenses to, Indemnitee in connection with any claims, actions, suits or proceedings arising as a result of such service, to the maximum extent permitted by law.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1. Certain Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement:

(a)	Agreement: means this Indemnification Agreement, as amended from time to time hereafter.

(b)	Board of Directors: means the Board of Directors of the Company.

(c)	Change in Control: means any of the following events occurring after the Effective Date: (i) any “person” (as such term is used in Sections 13(d) and l4(d) of the Exchange Act), other than a Permitted Holder, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of all of the Company’s then-outstanding securities entitled to vote generally in the election of directors without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person’s attaining such percentage interest; (ii) the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least two-thirds of the members of the Board of Directors then in office, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) at any time, a majority of the members of the Board of Directors are not individuals (A) who were directors as of the Effective Date or (B) whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by the affirmative vote of at least two-thirds of the directors then in office who were directors as of the Effective Date or whose election or nomination for election was previously so approved.

(d)	Claim: means any threatened, asserted, pending or completed civil, criminal, administrative, investigative or other action, suit or proceeding of any kind whatsoever, including any arbitration or other alternative dispute resolution mechanism, or any appeal of any kind thereof, or any inquiry or investigation, whether instituted by the Company, any governmental agency or any other party, that the Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism.

(e)	Corporate Status: means the status of a person as a present or former director of the Company and shall extend to such directors, to the extent applicable, in their capacity as an officer, manager, employee, fiduciary or trustee of the Company or as a director, officer, manager, member, partner, employee, fiduciary or trustee (or serving in a similar capacity to any of the foregoing) of any other domestic or foreign corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise in each case where such person is or was serving in such capacity at the request of the Company. Service by Indemnitee shall be deemed to be at the request of the Company: (i) if Indemnitee serves or served as a director, officer, manager, member, partner, employee, fiduciary or trustee of any corporation, partnership, limited liability company, joint venture, trust or other enterprise (1) of which a majority of the voting power or equity interest is or was owned directly or indirectly by the Company or (2) the management of which is controlled directly or indirectly by the Company; (ii) if, as a result of Indemnitee’s service to the Company or any of its controlled subsidiaries, Indemnitee is subject to duties by, or required to perform services for, an employee benefit plan or its participants or beneficiaries, including as a deemed fiduciary thereof; (iii) if such service is at the express written request of the Company; or (iv) if the Board of Directors of the Company shall determine that such service was at the request of the Company, provided that in the case of this clause (iv), it shall not be necessary for the Board of Directors of the Company to determine that there was any actual or prior request for such service in order to determine that such service was at the request of the Company.

(f)	Disinterested Director: means a director of the Company who is not and was not a party to the Claim in respect of which indemnification and/or Expense Advance is sought by Indemnitee.

(g)	Effective Date: means the date the Indemnitee joined the Board of Directors of the Company.

(h)	Exchange Act: means the Securities Exchange Act of 1934, as amended.

(i)	Indemnifiable Expenses: means (i) all expenses and liabilities, including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company, and counsel fees and disbursements (including, without limitation, experts’ fees, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event by reason of an Indemnitee’s Corporate Status, or by reason of any action alleged to have been taken or omitted in such capacity, whether occurring before, on or after the date of this Agreement (any such event, an “Indemnifiable Event”), (ii) any liability pursuant to a loan guaranty (other than a loan guaranty given in a personal capacity) or otherwise, for any indebtedness of the Company or any subsidiary of the Company, including, without limitation, any indebtedness which the Company or any subsidiary of the Company has assumed, and (iii) any liabilities which an Indemnitee incurs as a result of acting on behalf of the Company (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the United States Internal Revenue Service, penalties assessed by the United States Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise).

(j)	Independent Counsel: means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements), or (ii) any other party to or participant or witness in the Claim giving rise to a claim for indemnification or advancement of Indemnifiable Expenses hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(k)	Loss: means all losses, Claims, damages, fines, or penalties, including, without limitation, any legal or other expenses (including, without limitation, any legal fees, judgments, fines, appeal bonds or related expenses) incurred in connection with defending, investigating or settling any Claim, fine, penalty or similar action.

(l)	Permitted Holder: means any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that, as of the Effective Date, is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of all of the Company’s then-outstanding securities entitled to vote generally in the election of directors until such time as such person no longer owns 30% or more of the combined voting power of all of the Company’s then-outstanding securities entitled to vote generally in the election of directors.

(m)	Person: means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

2. Basic Indemnification Arrangement; Advancement of Indemnifiable Expenses.

(a) In the event that the Indemnitee was, is or becomes a party to, or witness or other participant in, or is threatened to be made a party to, or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify the Indemnitee, or cause such Indemnitee to be indemnified, to the fullest extent permitted by the laws of the State of Delaware in effect on the date hereof and as amended from time to time, and shall hold the Indemnitee harmless from and against all Losses that arise by reason of (or arising in part out of) an Indemnifiable Event; provided, however, that to the extent not otherwise required by applicable law, no change in the laws of the State of Delaware shall have the effect of reducing the benefits available to the Indemnitee hereunder based on the laws of the State of Delaware as in effect on the date hereof or as such benefits may improve as a result of amendments after the date hereof. The rights of the Indemnitee provided in this Section 2 shall include, without limitation, the rights set forth in the other sections of this Agreement. Payments of Indemnifiable Expenses shall be made as soon as practicable but in any event no later than thirty (30) days after written demand is presented to the Company.

(b) Upon request by the Indemnitee, the Company shall advance, or cause to be advanced, any and all Indemnifiable Expenses incurred by the Indemnitee (an “Expense Advance”) on the terms and subject to the conditions of this Agreement, as soon as practicable but in any event no later than thirty (30) days after written demand, together with supporting documentation, is presented to the Company. The Company shall, in accordance with such request (but without duplication), either (i) pay, or cause to be paid, such Indemnifiable Expenses on behalf of the Indemnitee, or (ii) reimburse, or cause the reimbursement of, the Indemnitee for such Indemnifiable Expenses. The Indemnitee’s right to an Expense Advance is absolute and shall not be subject to any determination that the Indemnitee is entitled to be indemnified under applicable law. However, the obligation of the Company to make an Expense Advance pursuant to this Section 2(b) shall be subject to the condition that, if, when and to the extent that a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Indemnitee is not entitled to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by the Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (it being understood and agreed that the foregoing agreement by the Indemnitee shall be deemed to satisfy any requirement that the Indemnitee provide the Company with an undertaking to repay any Expense Advance if it is ultimately determined that the Indemnitee is not entitled to indemnification under applicable law). The Indemnitee’s undertaking to repay such Expense Advances shall be unsecured and interest-free.

(c) To the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Indemnifiable Expenses actually and reasonably incurred in connection therewith, notwithstanding an earlier determination pursuant to Section 5(b) that the Indemnitee is not entitled to indemnification under applicable law.

(d) Notwithstanding anything in this Agreement to the contrary, the Indemnitee shall not be entitled to indemnification or advancement of Indemnifiable Expenses pursuant to this Agreement in connection with any Claim initiated by the Indemnitee unless (i) the Charter (as defined herein) or Bylaws (as defined herein), a resolution of the stockholders entitled to vote generally in the election of directors or of the Board of Directors, or an agreement approved by the Board of Directors to which the Company is a party, expressly provide otherwise, (ii) the Company has joined in the Claim or (iii) the Claim is one to enforce the Indemnitee’s rights under this Agreement (including an action pursued by the Indemnitee to secure a determination that the Indemnitee should be indemnified under applicable law), and then only to the extent in accordance with and as authorized by Section 9 of this Agreement.

(e) Notwithstanding anything to the contrary herein, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee for Indemnitee’s acts, omissions or transactions where otherwise prohibited under applicable law.

(f) Notwithstanding any other provisions contained herein, this Agreement and the rights and obligations of the parties are subject to the requirements, limitations and prohibitions set forth in state and federal laws, rules, regulations and orders regarding indemnification and prepayment of expenses, legal or otherwise, and liabilities.

3. Indemnification for Additional Expenses. The Company shall indemnify, or cause the indemnification of, the Indemnitee against any and all Indemnifiable Expenses and, if requested by the Indemnitee, shall advance such Indemnifiable Expenses to the Indemnitee subject to and in accordance with Section 2, which are incurred by the Indemnitee in connection with any action brought by the Indemnitee, the Company or any other Person with respect to the Indemnitee’s right to: (i) indemnification or an Expense Advance by the Company under this Agreement or any provision of the Company’s Amended and Restated Certificate of Incorporation (“Charter”) and/or the Company’s Amended and Restated Bylaws (“Bylaws”), and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance or insurance recovery, as the case may be; provided that the Indemnitee shall be required to reimburse such Indemnifiable Expenses in the event that a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that such action brought by the Indemnitee, or the defense by the Indemnitee of an action brought by the Company or any other Person, as applicable, was frivolous or in bad faith.

4. Indemnification for Expenses of an Indemnitee Who is Wholly or Partially Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee was or is, by reason of Indemnitee’s Corporate Status, made a party to (or otherwise becomes a participant in) any Claim and is successful, on the merits or otherwise, in the defense of such Claim, the Company shall indemnify Indemnitee to the maximum extent permitted by law for all Indemnifiable Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Claim but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Claim, the Company shall indemnify Indemnitee under this Section 4 for all Indemnifiable Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each such successfully resolved claim, issue or matter, allocated on a reasonable and proportionate basis. For purposes of this Section 4 and, without limitation, the termination of any claim, issue or matter in any such Claim by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

5. Procedure for Determination of Entitlement to Indemnification.

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the General Counsel of the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Indemnitee may submit one or more such requests from time to time and at such time(s) as Indemnitee deems appropriate in Indemnitee’s sole discretion. The General Counsel of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

(b) Upon written request by Indemnitee for indemnification pursuant to Section 5(a) above, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall promptly be made in the specific case: (i) if a Change in Control has occurred, by Independent Counsel, in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, which Independent Counsel shall be selected by the Indemnitee and approved by the Board of Directors, which approval shall not be unreasonably delayed, conditioned or withheld; or (ii) if a Change in Control has not occurred, (A) by a majority vote of the Disinterested Directors, or, if the Disinterested Directors constitute less than a quorum, by a majority vote of a committee of one or more Disinterested Directors designated by a majority vote of the Board of Directors (which may include Disinterested Directors and directors who are parties to the Claim) to make the determination, (B) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel selected by the Board of Directors and approved by the Indemnitee, which approval shall not be unreasonably delayed, conditioned or withheld, in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee or (C) if so directed by the Board of Directors, by the stockholders of the Company. If it is so determined that Indemnitee is entitled to indemnification, the Company shall make payment to Indemnitee within 30 days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary or appropriate to such determination in the discretion of the Board of Directors or Independent Counsel if retained pursuant to clause (ii)(B) of this Section 5(b). Any expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company shall indemnify and hold Indemnitee harmless therefrom.

(c) The Company shall pay the reasonable fees and expenses of Independent Counsel, if one is appointed, and shall indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

6. Burden of Proof. In connection with any determination by a court, any finder of fact or other relevant person or entity making such determination as to whether the Indemnitee is entitled to be indemnified hereunder, such court, finder of fact, person or entity shall presume that the Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company or its representative to establish that the Indemnitee is not so entitled.

7. Reliance as Safe Harbor. The Indemnitee shall be entitled to indemnification for any action or omission to act undertaken (a) in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to the Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board of Directors, or by any other Person as to matters the Indemnitee reasonably believes are within such other Person’s professional or expert competence, or (b) on behalf of the Company in furtherance of the interests of the Company in good faith in reliance upon, and in accordance with, the advice of legal counsel or accountants, provided such legal counsel or accountants were selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any other director, officer, agent or employee of the Company or any other director, officer, manager, member, partner, employee, fiduciary or trustee of any other domestic or foreign corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise shall not be imputed to the Indemnitee for purposes of determining the right to indemnity hereunder.

8. No Other Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of any party to have made a determination pursuant to Section 5(b) as to whether the Indemnitee has met any particular standard of conduct, nor an actual determination by such party that the Indemnitee has not met such standard of conduct, prior to the commencement of legal proceedings pursuant to Section 9 of this Agreement by the Indemnitee to secure a judicial determination that the Indemnitee should be indemnified under applicable law shall be a defense to the Indemnitee’s claim or create a presumption that the Indemnitee has not met any particular standard of conduct.

9. Remedies of Indemnitee.

(a) Subject to Section 9(e), in the event that (i) a determination is made pursuant to Section 5(b) of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) any Expense Advance is not timely made pursuant to Section 2(b) of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 5(b) of this Agreement within 60 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 2(a) of this Agreement within 30 days after receipt by the Company of a written request therefor, or (v) payment of indemnification pursuant to any other section of this Agreement or the Charter or Bylaws is not made within 30 days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to indemnification or advancement of Indemnifiable Expenses and the Company hereby consents to service of process and to appear in any such proceeding; provided, however, that with respect to Section 9(a)(iii) above, such 60-day period (x) may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto and (y) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 5(b)(ii)(C) of this Agreement and if (A) within 15 days after receipt by the Company of the request for such determination, the Board of Directors resolves to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat. Indemnitee shall commence a proceeding seeking an adjudication within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 9(a); provided, however, that the foregoing clause shall not apply to a proceeding brought by Indemnitee to enforce Indemnitee’s rights under Section 4 of this Agreement. The Company shall not oppose Indemnitee’s right to seek any such adjudication.

(b) In any judicial proceeding commenced pursuant to this Section 9, Indemnitee shall be presumed to be entitled to indemnification or advancement of Indemnifiable Expenses, as the case may be, under this Agreement and the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Indemnifiable Expenses, as the case may be. If Indemnitee commences a judicial proceeding pursuant to this Section 9, any determination made pursuant to Section 5(b) that the Indemnitee is not entitled to be indemnified under applicable law shall not be binding, the Indemnitee shall continue to be entitled to receive Expense Advances, and the Indemnitee shall not be required to reimburse the Company for any Expense Advance, until a final judicial determination is made in the Claim (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Indemnitee is not entitled to be so indemnified under applicable law. If a determination shall have been made pursuant to Section 5(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 9, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification that was not disclosed in connection with the determination, or (ii) a prohibition of such indemnification under applicable law. The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding commenced pursuant to this Section 9 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all of the provisions of this Agreement.

(c) In the event that Indemnitee is successful in seeking, pursuant to this Section 9, a judicial adjudication of Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company for, any and all Indemnifiable Expenses actually and reasonably incurred by Indemnitee in such judicial adjudication. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Indemnifiable Expenses sought, the Indemnifiable Expenses incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated.

(d) Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

(e) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement (other than with respect to advancement of Indemnifiable Expenses) shall be required to be made prior to the final disposition of a proceeding, including any appeal therefrom.

10. Defense of Claims. The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event or to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee; provided that if the Indemnitee reasonably believes, after consultation with counsel selected by the Indemnitee, that (i) the use of counsel chosen by the Company to represent the Indemnitee would present such counsel with an actual or potential conflict of interest, (ii) the named parties in any such Claim (including any impleaded parties) include both (A) the Company or any subsidiary of the Company and (B) the Indemnitee, and the Indemnitee concludes that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company or any subsidiary of the Company or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then the Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Claim) at the Company’s expense. The Company shall not be liable to the Indemnitee under this Agreement for any amounts paid in settlement of any Claim relating to an Indemnifiable Event effected without the Company’s prior written consent. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any Claim relating to an Indemnifiable Event which the Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability on all claims that are the subject matter of such Claim. Neither the Company nor the Indemnitee shall unreasonably withhold its or his consent to any proposed settlement; provided that the Indemnitee may withhold consent to any settlement that does not provide such complete and unconditional release of the Indemnitee. To the fullest extent permitted by Delaware law, the Company’s assumption of the defense of a Claim pursuant to this Section 10 will constitute an irrevocable acknowledgement by the Company that any Indemnifiable Expenses incurred by or for the account of Indemnitee incurred in connection therewith are indemnifiable by the Company under Section 2 of this Agreement.

11. Nonexclusivity, Etc. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Charter and Bylaws, any agreement, the laws of the State of Delaware or otherwise. To the extent that a change in the laws of the State of Delaware or the interpretation thereof (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Charter and Bylaws, it is the intent of the parties that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. To the extent that there is a conflict or inconsistency between the terms of this Agreement and the Charter or Bylaws, it is the intent of the parties that the Indemnitee shall enjoy the greater benefits regardless of whether contained herein or in the Charter or Bylaws. No amendment or alteration of the Charter or Bylaws or any other agreement shall adversely affect the rights provided to the Indemnitee under this Agreement.

12. Liability Insurance.

(a) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors and officers of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise organized under the laws of the United States that such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director or, as applicable, officer under such policy or policies; provided, however, that nothing contained herein shall require the Company to maintain any such insurance policy or policies. If, at the time of the receipt of a notice of a claim of the type covered by such policy, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such claim in accordance with the terms of such policies. Notwithstanding the foregoing, in the event that, for any reason, the insurer with respect to any such insurance policy determines that the policy does not cover the claim at issue, such determination will not give rise to an independent right of action against the Company under such policy nor affect in any way the rights and duties of the Company and Indemnitee under this Agreement.

(b) Without in any way limiting any other obligation under this Agreement, the Company shall indemnify Indemnitee for any payment by Indemnitee which would otherwise be indemnifiable hereunder arising out of the amount of any deductible or retention and the amount of any excess of the aggregate of all judgments, penalties, fines, settlements and expenses incurred by Indemnitee in connection with a proceeding over the coverage of any insurance referred to in Section 9(a). The purchase, establishment and maintenance of any such insurance shall not in any way limit or affect the rights or obligations of the Company or Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and the Indemnitee shall not in any way limit or affect the rights or obligations of the Company under any such insurance policies.

(c) The Indemnitee shall cooperate with the Company or any insurance carrier of the Company with respect to any such proceeding.

13. Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. In the event the Company or any of its subsidiaries enters into an indemnification agreement with another director, officer, agent, fiduciary or manager of the Company or any of its subsidiaries containing a term or terms more favorable to the indemnitee than the terms contained herein (as determined by the Indemnitee), the Indemnitee shall be afforded the benefit of such more favorable term or terms and such more favorable term or terms shall be deemed incorporated by reference herein as if set forth in full herein. As promptly as practicable following the execution by the Company or the relevant subsidiary of each indemnity agreement with any such other director, officer, agent, fiduciary or manager, (i) the Company shall send a copy of the indemnity agreement to the Indemnitee, and (ii) if requested by the Indemnitee, the Company shall prepare, execute and deliver to the Indemnitee an amendment to this Agreement containing such more favorable term or terms.

14. Subrogation. In the event of payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee with respect to any insurance policy. The Indemnitee shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights. The Company shall pay or reimburse all expenses actually and reasonably incurred by the Indemnitee in connection with such subrogation.

15. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment under any insurance policy, contract, agreement, provision of the Charter and Bylaws or otherwise of the amounts otherwise indemnifiable hereunder (except with respect to any excess beyond the amount paid under such insurance policy, contract, agreement, provision of the Charter and Bylaws or otherwise).

16. Duration of Agreement; Binding Effect, Etc. Upon execution by each of the parties hereto, this Agreement shall be effective as of the Effective Date. The Company may terminate this Agreement, and such termination shall be effective, at any time on or after January 1, [YEAR]1 upon not less than 365 days’ prior written notice to Indemnitee; provided, however, that notwithstanding the foregoing, the Indemnitee’s rights to seek indemnification or advancement of Indemnifiable Expenses under this Agreement with respect to any Claim based

[1]	Date to be January 1st of year following the five year anniversary of the Effective Date.

in whole or part on any actual or alleged state of facts, occurrence, action or omission existing on or after the Effective Date and prior to the termination of this Agreement, and with respect to any proceeding commenced by Indemnitee pursuant to Section 9 of this Agreement relating thereto, shall survive the termination of this Agreement and shall continue irrespective of when such Claim or proceeding pursuant to Section 9 of this Agreement is initiated. This Agreement shall be binding upon and be enforceable by the Company and its successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company and/or its subsidiaries (on a consolidated basis)), and the Indemnitee, and shall inure to the benefit of the Indemnitee and Indemnitee’s spouse, assigns, heirs, executors, administrators and personal and legal representatives. The Company shall require and cause any successor(s) (whether directly or indirectly, whether in one or a series of transactions, and whether by purchase, merger, consolidation or otherwise) to all or a significant portion of the business and/or assets of the Company and/or its subsidiaries (on a consolidated basis), by written agreement in form and substance reasonably satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place; provided that no such assumption shall relieve the Company from its obligations hereunder and any obligations shall thereafter be joint and several. Except as provided in this Section 16, neither party shall, without the prior written consent of the other, assign or delegate this Agreement or any rights or obligations hereunder.

17. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to the terms of this Agreement.

18. Specific Performance, Etc. The parties recognize that if any provision of this Agreement is violated by the Company, the Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, the Indemnitee shall be entitled, if the Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation or to obtain any relief or any combination of the foregoing as the Indemnitee may elect to pursue.

19. Notices. All notices, requests, consents and other communications hereunder to any party shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, on the day of such delivery, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)	If to the Company, to:

Presidio, Inc.

One Penn Plaza, Suite 2832

New York, New York 10119 Attention: General Counsel

(b)	If to the Indemnitee, to the address set forth on Annex A hereto or to such other address as may have been furnished in writing to Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

20. Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

21. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

22. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PRESIDIO, INC.

By:
Name:
Title:

INDEMNITEE:

Print Name:

[Signature Page to Indemnification Agreement]

Annex A

Indemnitee Name:
Address:

Phone Number:
Email: